UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

Form S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LoyaltyPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	11-2780723
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

3885 Crestwood Parkway, Suite 550, Duluth, Georgia 30096

(Address of Principal Executive Offices) (Zip Code)

BarPoint.com, Inc. Equity Incentive Plan, as amended

(Full title of the plan)

Mr. Stephen Avalone

LoyaltyPoint, Inc.

3885 Crestwood Parkway, Suite 550, Duluth, Georgia 30096

(Name and address of agent for service)

(770) 638-5101

(Telephone number, including area code, of agent for service)

DE-REGISTRATION OF SECURITIES

We are filing this Post-Effective Amendment No. 1 (this “Amendment”) to the registration statement on Form S-8 (No. 333-52036) (the “Registration Statement”) of LoyaltyPoint, Inc. (the “Company”) to de-register the shares of the Company’s common stock registered pursuant to the Registration Statement that remain unsold as of the date this Amendment is filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 29, 2005.

LoyaltyPoint, Inc.

By:	/s/ STEPHEN AVALONE
Stephen Avalone
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ STEPHEN AVALONE	Director	August 29, 2005
Stephen Avalone

/s/ JERRY P. MALEC	Director	August 29, 2005
Jerry Malec

/s/ JOHN C. COLLIGAN	Director	August 29, 2005
John C. Colligan

2